Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amended 10-K/A Statement of our report dated July 14, 2010, relating to the financial statements of Las Vegas Railway Express Inc.

/s/ Hamilton, PC

Denver, Colorado
February17, 2011